Calculation of Filing Fee Tables
SF-3
Ford Credit Auto Lease Two LLC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series FCALT 2025-B	457(s)			$ 155,000,000.00	0.0001531	$ 23,730.50
Fees to be Paid	2	Asset-Backed Securities	Class A-2 Asset-Backed Notes, Series FCALT 2025-B	457(s)			$ 507,500,000.00	0.0001531	$ 77,698.25
Fees to be Paid	3	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series FCALT 2025-B	457(s)			$ 507,500,000.00	0.0001531	$ 77,698.25
Fees to be Paid	4	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series FCALT 2025-B	457(s)			$ 80,000,000.00	0.0001531	$ 12,248.00
Fees to be Paid	5	Asset-Backed Securities	Class B Asset-Backed Notes, Series FCALT 2025-B	457(s)			$ 56,180,000.00	0.0001531	$ 8,601.16
Fees to be Paid	6	Asset-Backed Securities	Exchange Note	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,306,180,000.00		$ 199,976.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 199,976.16
Offering Note
[1]	1a The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price are estimated solely for the purposes of calculating the registration fee. 1b Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the Amount of Registration Fee related to the asset-backed notes offered hereby is paid herewith.

[2]	1a See Offering Note 1. 1b See Offering Note 1.

[3]	1a See Offering Note 1. 1b See Offering Note 1.

[4]	1a See Offering Note 1. 1b See Offering Note 1.

[5]	1a See Offering Note 1. 1b See Offering Note 1.

[6]	1a The exchange note issued by CAB East LLC and CAB West LLC will be backed by the reference pool of leases and leased vehicles owned by CAB East LLC and CAB West LLC. The exchange note will be sold by Ford Credit to Ford Credit Auto Lease Two LLC and sold by Ford Credit Auto Lease Two LLC to the trust. The exchange note is not being offered to investors under this prospectus or the registration statement.